Exhibit 10.5

WARRANT AGREEMENT

Dated as of

October 5, 2016

between

ARCH COAL, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

For 1,914,856 Series A Warrants

Table of Contents

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	3
Section 1.03.	Rules of Construction	3

ARTICLE II

WARRANTS

Section 2.01.	Form	4
Section 2.02.	Execution and Countersignature	5
Section 2.03.	Registry	6
Section 2.04.	Transfer and Exchange	6
Section 2.05.	Definitive Warrants	8
Section 2.06.	Replacement Certificates	9
Section 2.07.	Outstanding Warrants	9
Section 2.08.	Cancellation	10
Section 2.09.	CUSIP Numbers	10
Section 2.10.	Withholding and Reporting Requirements	10
Section 2.11.	Proxies	11

ARTICLE III

EXERCISE TERMS

Section 3.01.	Exercise	11
Section 3.02.	Manner of Exercise and Issuance of Shares	11
Section 3.03.	Covenants Relating to Common Stock Issuable Upon Warrant Exercise	11
Section 3.04.	Exercise Calculations	11

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01.	Antidilution Adjustments; Notice of Adjustment	12
Section 4.02.	Adjustment to Warrant Certificate	12

ARTICLE V

WARRANT AGENT

Section 5.01.	Appointment of Warrant Agent	12

i

ii

This WARRANT AGREEMENT is dated as of October 5, 2016 (this “Agreement”), among Arch Coal, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Warrant Agent (the “Warrant Agent”).  All terms used but not defined in this Agreement shall have the respective meanings assigned to them in the form of Warrant Certificate attached to this Agreement as Exhibit A.

Pursuant to the Debtors’ Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as confirmed by the United States Bankruptcy Court for the Eastern District of Missouri on September 13, 2016, the Company hereby issues warrants (the “Warrants”) to purchase initially 1,914,856 shares of Class A Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), subject to Section 13(G) of each Warrant Certificate.

The Warrants will be substantially in the form attached hereto as Exhibit A.

Each Warrant entitles the registered holder thereof (the “Holder”) to receive, upon exercise thereof, a number of shares of Common Stock determined by the provisions of the relevant Warrant Certificate.  Each Warrant Certificate (including any Global Warrant) shall evidence such number of Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate.

The Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be freely transferable by Holders that are not Affiliates of the Company, subject to any applicable restrictions in the relevant Warrant Certificate.  The Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, exercise and cancellation of the Warrants as provided in this Agreement and the Warrant Certificates, and the Warrant Agent is willing to so act.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:

ARTICLE I

DEFINITIONS

Section 1.01.                          Definitions.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental actions to close.

“Custodian” means American Stock Transfer & Trust Company, LLC, as custodian for the Depositary, or any successor thereto.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Period” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Officer” means the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer and Secretary of the Company, any Assistant Treasurer or any Assistant Secretary of the Company, and any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Warrant Agent, in its sole discretion.  Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity.

“Shares” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Warrant Certificate” means any registered certificate (including a Global Warrant) issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing Warrants, in the form attached as Exhibit A hereto.

“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

Section 1.02.                          Other Definitions.

Term	Defined in Section

“Agreement”	Recitals
“Company”	Recitals
“Common Stock”	Recitals
“Customer Identification Program”	6.10
“Global Warrant”	2.01(a)
“Holder” or “Holders”	Recitals
“Loss” or “Losses”	5.05(b)
“Registry”	2.03
“Warrant”	Recitals
“Warrant Agent”	Recitals

Section 1.03.                          Rules of Construction.

Unless the text otherwise requires:

(a)         a defined term has the meaning assigned to it;

(b)         an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the date hereof;

(c)          “or” is not exclusive;

(d)         “including” means including, without limitation; and

(e)          words in the singular include the plural and words in the plural include the singular.

ARTICLE II

WARRANTS

Section 2.01.                          Form.

(a)         Global Warrants.  Except as provided in Section 2.04 or 2.05, Warrants, including Warrants issued upon any transfer or exchange thereof, shall be issued in the form of one or more permanent global Warrants in fully registered form with the global securities legend set forth in the form of Warrant Certificate attached as Exhibit A hereto (each, a “Global Warrant”), which shall be deposited on behalf of the Company with the Depositary (or, at the direction of the Depositary, with the Custodian or such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b)         Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Warrant deposited with, at the direction of or on behalf of the Depositary.

(i)                                     The Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign, either by manual or facsimile signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian.  Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii)                                  Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.  The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary except to the extent set forth herein or in a Warrant Certificate.

(c)          Definitive Securities.  Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants.

(d)         Warrant Certificates.  Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by their execution thereof.  Any Warrant Certificate shall have such insertions as are required by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (and which letters, numbers, marks of identification, legends or endorsements do not affect the rights, duties, immunities or obligations of the Warrant Agent), (ii) as may be required to comply with this Agreement, any applicable law or any rule of any securities exchange on which the Warrants may be listed, or (iii) as may be necessary to conform to customary usage.

Section 2.02.                          Execution and Countersignature.

(a)         Execution by the Company.  At least one Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature.  If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

(b)         Countersignature by the Warrant Agent.  The Warrant Agent shall initially countersign, either by manual or facsimile signature, and deliver Warrant Certificates evidencing, in the aggregate, 1,914,856 Warrants.  Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

(c)          Subsequent Issue of Warrant Certificates.  At any time and from time to time after the execution of this Agreement, the Warrant Agent shall upon receipt of a written order of the Company signed by an Officer countersign, by either manual or facsimile signature, and issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided that the Warrant Agent shall be entitled to receive, in connection with such countersignature of Warrants described in this Section 2.02(c), an Officer’s Certificate and an Opinion of Counsel of the Company to the effect that issuance and execution of such Warrants is authorized or permitted by this Agreement and the organizational documents of the Company.  Such written order of the Company shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.  Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

(d)         Validity of Warrant Certificates.  The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate either manually or by facsimile signature. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.  Countersigned Warrant Certificates may be delivered, notwithstanding the fact that the persons or any one of them who countersigned the Warrants shall have ceased to be proper signatories prior to the delivery of such Warrants or were not proper signatories on the date of this Agreement.

Section 2.03.                          Registry.

The Warrants shall be issued in registered form only.  The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and of their transfer and exchange. The Registry shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates, and record all exchanges, exercise, cancellation and transfers of the Warrants. The Holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name such Global Warrant is registered.  The Warrant holdings of Agent Members will be recorded on the books of the Depositary.  The beneficial interests in any Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members and will not be known to the Warrant Agent, to the Company or to the Depositary.  Any Warrant Certificate may be surrendered for transfer, cancellation, exchange or exercise, in accordance with its terms, at the office of the Warrant Agent designated for such purpose.  The Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04.                          Transfer and Exchange.

(a)         Transfer and Exchange of Global Warrants.

(i)                                     The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the procedures of the Depositary therefor.

(ii)                                  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii)                               In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with Section 9 of the Warrant Certificate and such procedures as are substantially consistent with the provisions of this Section 2.04 and the requirements of any Warrant Certificate and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(b)         Cancellation or Adjustment of Global Warrant.  At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased,

exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including, without limitation, for Definitive Warrants and/or New Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Holder of the amount thereof.

(c)          Obligations with Respect to Transfers and Exchanges of Warrants.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, either by manual or facsimile signature, Global Warrants and Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04. A transferor of a Global Warrant or a Definitive Warrant shall deliver to the Warrant Agent a written instruction of transfer in the form attached to the relevant Warrant Certificate as Annex C, duly executed by the Holder thereof or by its attorney, duly authorized in writing. Additionally, prior to registration of any transfer or exchange of a Warrant, the requirements for the Warrant issued upon such transfer or exchange to be issued in a name other than the registered Holder shall be met. Such requirements include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (at a guarantee level reasonably acceptable to the Company’s transfer agent), and any other reasonable evidence of authority that may be required by the Warrant Agent. Upon satisfaction of the conditions in this clause (i), the Warrant Agent shall, in accordance with such instructions, register the transfer or exchange of the relevant Global Warrant or Definitive Warrant.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment from a Holder of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith as set forth in the Warrant Certificate. The Warrant Agent shall have no duty or obligation pursuant to any Section of this Agreement requiring the payment of taxes, assessments, and/or governmental charges unless and until the Warrant Agent is satisfied that all such taxes, assessments, and/or governmental charges have been paid.

(iii)                               All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d)         No Obligation of the Warrant Agent.

(i)                                     The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant).  Except as set forth in the Warrant Certificate, the rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)                                  The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfer between or among the Agent Members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement and the Warrant Certificate, and to examine the same to determine substantial compliance as to form with the express requirements hereof and thereof.

Section 2.05.                          Definitive Warrants.

(a)         Issuance of Definitive Warrants.  Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to Section 2.01 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement in accordance with the applicable rules and procedures of the Depositary, or (iii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under federal bankruptcy laws or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation.

(b)         Surrender of Global Warrants and Exchange for Definitive Warrants.  Any Global Warrant that is to be exchanged, in whole or in part, for Definitive Warrants pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so exchanged, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, either by manual or facsimile signature, and deliver to each beneficial owner of such Global Warrant (or, in the case of clause (ii) in Section 2.05(a), to each beneficial owner requesting such an exchange) in the name of such beneficial owner, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant.  The Warrant Agent shall register such exchange in the Registry, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be canceled by the Warrant Agent.

(c)          Validity of Definitive Warrants.  All Definitive Warrants issued upon transfer pursuant to this Section 2.05 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Warrant surrendered upon such transfer.

(d)         Definitive Warrant Certificates.  In the event of the occurrence of any of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

(e)          No Liability.  Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Section 2.06.                          Replacement Certificates.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides evidence reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent and Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met.  In the case of the Warrant Certificate that is lost, destroyed or wrongfully taken, if required by the Warrant Agent or the Company, such Holder shall furnish an indemnity sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced.  The Company and the Warrant Agent may charge the Holder for their reasonable, out-of-pocket expenses in replacing a Warrant Certificate prior to issuing and delivering a replacement Warrant Certificate to such Holder.  Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07.                          Outstanding Warrants.

Subject to Section 6.02, the Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation.  The Company shall not sell, and shall use commercially reasonable efforts to prevent any Affiliate of the Company from selling, any Warrant if the Warrant would constitute a “restricted security” (within the meaning of Rule 144 under the Securities Act) upon such resale.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08.                          Cancellation.

In the event the Company shall purchase or otherwise acquire Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver any canceled Warrant Certificates to the Company.  The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.

Section 2.09.                          CUSIP Numbers.

In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

Section 2.10.                          Withholding and Reporting Requirements.

The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, and all distributions, including deemed distributions, pursuant to the Warrants will be subject to applicable withholding and reporting requirements.  Notwithstanding any provision to the contrary, the Company will be authorized to (i) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (ii) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (iii) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes or (iv) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Holders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) and/or requiring Holders to pay the withholding tax amount to the Company in cash as a condition of receiving the benefit of any antidilution adjustment pursuant to Article IV.

Section 2.11.                          Proxies.

The registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.

ARTICLE III

EXERCISE TERMS

Section 3.01.                          Exercise.

The Exercise Price of each Warrant, the Warrant Share Number, the number of Warrants evidenced by any Warrant Certificate and the Exercise Period of each Warrant shall be set forth in the related Warrant Certificate. The Exercise Price of each Warrant and the Warrant Share Number are subject to adjustment pursuant to the terms set forth in the Warrant Certificate.

Section 3.02.                          Manner of Exercise and Issuance of Shares.

Warrants may be exercised in the manner set forth in Sections 3 and 4 of the Warrant Certificate, and upon any such exercise, if any Shares are issuable pursuant to Section 4 of the Warrant Certificate, such Shares shall be issued in the manner set forth in Section 5 of the Warrant Certificate.

Section 3.03.                          Covenants Relating to Common Stock Issuable Upon Warrant Exercise.

(a)         Common Stock Certificates.  The Warrant Agent is hereby authorized to request from time to time from any stock transfer agents of the Company those stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement and the applicable Warrant Certificate, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash that may be payable upon exercise of Warrants as provided herein and in each Warrant Certificate.

(b)         Common Stock Reserve.  The Company hereby confirms that it previously has authorized and instructed its transfer agent and registrar for the Common Stock to create a special account for the reserve of a number of shares of Common Stock equal to the aggregate Warrant Share Number for all outstanding Warrants to be issued upon exercise of the Warrants, and such reserve account shall be maintained until the earlier of (1) the latest Expiration Time of any Warrant and (2) the time at which all Warrants have been canceled.

Section 3.04.                          Exercise Calculations.

To the extent applicable, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of Shares deliverable pursuant to any exercise of Warrants. The number of Shares to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) as set forth in the Warrant Certificate. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Shares to be issued on such exercise is accurate or correct.

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01.                          Antidilution Adjustments; Notice of Adjustment.

The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as provided in Section 13 of the Warrant Certificate.  Whenever the Exercise Price or the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 13 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Holder pursuant to Section 6.03, as provided in Section 13(M) of the Warrant Certificate.

Section 4.02.                          Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate (except as expressly provided in Section 13(G) of the Warrant Certificate), and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any ministerial change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.  In the event of any such change, the Company shall give prompt notice thereof to all registered Holders and, if appropriate, notation thereof shall be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

ARTICLE V

WARRANT AGENT

Section 5.01.                          Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.  The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence, willful misconduct, fraud or bad faith. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. The rights and obligations of the parties set forth in this Section 5.01 shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 5.02.                          Rights and Duties of Warrant Agent.

(a)         Agent for the Company.  In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation of agency or trust or any relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b)         Counsel.  The Warrant Agent may consult with counsel reasonably satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c)          Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it, absent gross negligence, willful misconduct or bad faith, in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper officers or other parties of the Company.  The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(d)         No Implied Obligations.  The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied or inferred duties, responsibility or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may cause it to incur any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested.  The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants.  The Warrant Agent shall have no duty or responsibility in the case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise. The Warrant Agent shall have no duty or responsibility to ensure compliance with any applicable federal or state securities law in connection with the issuance, transfer or exchange of any Warrants under this Agreement.

(e)          Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Share Number or the Exercise Price or to calculate any such adjustment, or to make any determination with respect to the nature or extent of any adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same.  The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 13 of the Warrant Certificate, and it makes no representation with respect thereto.  The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 13 of the Warrant Certificate, or to comply with any of the covenants of the Company contained in the Warrant Certificate or this Agreement.

(f)           Notices or Demands Addressed to the Company.  If the Warrant Agent receives any notice or demand addressed to the Company by the Holder of a Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.

(g)          Ambiguity.  In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any Warrant Certificate, notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminate such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent is authorized and directed hereby to comply with any orders, judgments, or decrees of any court that it believes has jurisdiction over it and, absent gross negligence, willful misconduct, fraud or bad faith, will not be liable as a result of its compliance with the same.

Section 5.03.                          Individual Rights of Warrant Agent.

Subject to its obligations hereunder, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04.                          Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement (except the due and valid authorized execution and delivery of this Agreement by the Warrant Agent) or the Warrant Certificates (except the due countersignature of the Warrant Certificate(s) by the Warrant Agent) and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon; nor will the Warrant Agent be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

Section 5.05.                          Compensation and Indemnity.

(a)         Compensation of Warrant Agent.  The Company agrees to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent under this Agreement and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, including the reasonable and documented counsel fees and expenses, incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the performance of the services rendered by the Warrant Agent under this Agreement. The Company is not obligated to reimburse any expense incurred by the Warrant Agent through gross negligence, willful misconduct, fraud or bad faith.

(b)         Indemnification by the Company.  The Company shall indemnify and hold harmless the Warrant Agent and its officers and directors against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it (each, a “Loss” and, collectively, “Losses”) without gross negligence, willful misconduct, fraud or bad faith on its part arising out of or in connection with the acceptance, administration, exercise or performance of its duties under this Agreement. The Company shall further indemnify and hold the Warrant Agent harmless from and against any Loss arising out of or attributable to the Warrant Agent’s acting on the written instructions of the Company, so long as the Warrant Agent so acted without gross negligence, willful misconduct, fraud or bad faith. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The costs and expenses incurred by the Warrant Agent in successfully enforcing its right of indemnification hereunder shall be paid by the Company. The Company is not obligated to indemnify the Warrant Agent against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence, fraud or bad faith. The rights and obligations of the parties set forth in Sections 5.05(a) and (b) shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 5.06.                          Successor Warrant Agent.

(a)         Company to Provide and Maintain Warrant Agent.  The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or canceled or are no longer exercisable.

(b)         Resignation and Removal.  The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given unless the Company otherwise agrees.  The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 90 days after such notice is given unless the Warrant Agent otherwise agrees.  Any removal under this Section 5.06(b) shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent

(which shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and (v) having an office in the Borough of Manhattan, the City of New York) and the acceptance of such appointment by such successor Warrant Agent.

(c)          Company to Appoint Successor.  In the event that at any time the Warrant Agent resigns, is removed, becomes incapable of acting, fails to perform any of its obligations hereunder or under any Warrant Certificate in accordance with the terms hereof or thereof, is adjudged bankrupt or insolvent, commences a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law, consents to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Warrant Agent or its property or affairs, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, or takes corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises has been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises has been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Warrant Agent or of its property or affairs, or any public officer takes charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, meeting the qualifications specified in Section 5.06(b), shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent.  In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent.  Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d)         Successor to Expressly Assume Duties.  Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)          Successor by Merger.  Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent is a party, or any entity to which the Warrant Agent sells or otherwise transfers all or substantially all of its assets and business (including with respect to the administration of this Agreement), shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that it is open for business on each Business Day and (i) (A) is organized under the laws of the United States of America or one of the states thereof, (B) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (C) has a combined capital and surplus of at least $50,000,000 or (ii) is an Affiliate of an entity that meets the requirements set forth in clause (i).

Section 5.07.                          Representations of the Company.

The Company represents and warrants to the Warrant Agent that:

(a)         the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;

(b)         this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(c)          the execution and delivery of this Agreement does not, and the issuance of the Warrants in accordance with the terms of this Agreement and the Warrant Certificates will not, (i) violate the Company’s certificate of incorporation or by-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any material mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

ARTICLE VI

MISCELLANEOUS

Section 6.01.                          Persons Benefitting.

Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent, the Holders and the owners of a beneficial interest in any Global Warrant any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02.                          Amendment.

This Agreement and the Warrants may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein or adding or changing any other provisions with respect to matters or questions arising under this Agreement or the Warrants as the Company, acting in good faith, and the Warrant Agent may deem necessary or desirable; provided that such amendment shall not adversely affect the rights of any of the Holders in any material respect.  Any amendment or supplement to this Agreement or the Warrants, or any waiver hereunder or thereunder, in each case, that has an adverse effect on the interests of any of the Holders or owners of a beneficial interest in a Global Warrant in any material respect shall require the written consent of the Holders of a majority of the then outstanding Warrants.  Notwithstanding anything herein to the contrary and without limitation of the immediately foregoing sentence, the consent of each Holder affected thereby shall be required for any amendment or supplement pursuant to which (i) the Exercise Price would be increased, the Warrant Share Number would be decreased or the kind or amount of other property issuable upon exercise of the Warrants would be changed or decreased, as applicable (in each case, other than pursuant to adjustments provided for in Section 13 of the Warrant Certificate), (ii) the time period during which the Warrants are exercisable would be shortened, (iii) any change adverse to such Holder would be made to the antidilution provisions set forth in Article IV of this Agreement or Section 13 of the Warrant Certificate (including all definitions used therein) (excluding any amendment following a Reorganization, pursuant to Section 13(G) of the Warrant Certificate), (iv) such Holder’s right to exercise the Warrants and receive Shares upon such exercise, or the ability of any Holder or Agent Member (on behalf of itself or any beneficial owner) to enforce such right, would otherwise be materially impaired, or (v) the percentage of Holders required to amend the Warrants or this Agreement or grant a waiver thereunder or hereunder would be reduced.  In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants that the Warrant Agent knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.  The Company and the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent. The Warrant Agent shall have no duty to determine whether any such amendment or supplement would have an effect on the rights or interests of the holders of the Warrants.  Upon receipt by the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment or supplement have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment or supplement; provided that the Warrant Agent may, but shall not be obligated to, execute any such amendment or supplement which affects the rights or changes or increases the duties or obligations of the Warrant Agent. Promptly following execution of any amendment or supplement to this Agreement or the Warrant Certificate, the Company shall send a copy thereof to the Warrant Agent and cause such document to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 21 of the Warrant Certificate; provided that failure to deliver such copy to the Warrant Agent or otherwise deliver such document to all Warrantholders or holders of a beneficial interest in a Global Warrant or any defect therein shall not affect the validity of such amendment or supplement. As a condition precedent to the Warrant Agent’s execution of any such amendment or supplement, the Company shall deliver to the Warrant Agent an Officer’s Certificate that states that the proposed amendment or supplement is in compliance with the terms of this Section 6.02.

Section 6.03.                          Notices.

Any notice or communication shall be in writing and delivered in person, by certified or registered mail, or nationally-recognized courier, or by facsimile or e-mail transmission, if acceptable to the parties, addressed as follows:

if to the Company:

Arch Coal, Inc.

City Place One

St. Louis, MO 63141

Attention: General Counsel

Telephone: (314) 994-2700

Facsimile: (314) 994-2734

with a copy to:

Brian M. Resnick

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Telephone:  (212) 450-4213

Facsimile:  (212) 701-5213

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention:  Corporate Actions

Telephone:  (718) 921-8200

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed.  Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary.

Communications to such owners shall be deemed to be effective at the time of dispatch to the Depositary.

Failure to provide a notice or communication to a Holder or owner of a beneficial interest in a Global Warrant or any defect in it shall not affect its sufficiency with respect to other Holders or owners of a beneficial interest in a Global Warrant. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04.                          Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 6.05.                          Successors.

All agreements of the Company in this Agreement and the Warrants shall bind its successors and permissible assigns. All agreements of the Warrant Agent in this Agreement shall bind its successors and permissible assigns.

Section 6.06.                          Multiple Originals; Counterparts.

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 6.07.                          Inspection of Agreement.

A copy of this Agreement shall be made available at all reasonable times for inspection by any registered Holder or owner of a beneficial interest in a Global Warrant at the office of the Warrant Agent (or successor warrant agent) designated for such purpose.

Section 6.08.                          Table of Contents.

The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.09.                          Severability.

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

Section 6.10.         Customer Identification Program.

Each Person that is a party hereto acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify each such Person. Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from any such Person that will help the Warrant Agent to identify such Person, including without limitation, as applicable, such Person’s physical address, tax identification number, organizational documents, certificate of good standing or license to do business. Each Person that is a party hereto agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies each such Person’s identity in accordance with the Customer Identification Program requirements.

Section 6.11.         Confidentiality.

The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 6.12.         Force Majeure.

Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

ARCH COAL, INC.

by	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Senior Vice President — Law, General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Warrant Agent

by	/s/ Paula Caroppoli
Name:		Paula Caroppoli
Title:		Senior Vice President

EXHIBIT A

FORM OF SERIES A WARRANT

FORM OF SERIES A WARRANT

[Global Warrant Legend]

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO ARCH COAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.]

NO AFFILIATE OF ARCH COAL, INC. THAT OWNS THIS SECURITY (OR ANY INTEREST HEREIN) MAY SELL THIS SECURITY (OR ANY INTEREST HEREIN) IF UPON SUCH RESALE THIS SECURITY (OR SUCH INTEREST) WOULD CONSTITUTE A “RESTRICTED SECURITY” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[GLOBAL][DEFINITIVE] WARRANT
representing

SERIES A WARRANTS

to acquire
shares of
Common Stock
of
ARCH COAL, INC.

No. [ ]	CUSIP No.: 039380 118

1.             Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined herein that are defined in the Warrant Agreement shall have the meanings set forth in the Warrant Agreement.

“Affiliate” shall have the meaning ascribed to it in the Warrant Agreement.

“Agent Members” shall have the meaning ascribed to it in the Warrant Agreement.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Black Scholes Payment” means, for any Warrant, the lesser of (A) (i) the fair value of such Warrant as determined by the Valuation Bank, based on Black Scholes option pricing inputs selected within one month prior to the public announcement of the relevant Repurchase Reorganization, multiplied by (ii) the Black Scholes Proportion; provided that the volatility input used to determine such fair value in clause (i) shall be the lesser of (x) 50% and (y) the 180-day historical volatility of the Common Stock as shown at the time of determination on Bloomberg or, if such information is not available, as determined in a commercially reasonably manner by the Valuation Bank and (B) (x) the Maximum Payment Amount, multiplied by (y) 59.287452%, multiplied by (z) the Black Scholes Proportion.

“Black Scholes Proportion” means a fraction, (x) the numerator of which is the aggregate Fair Market Value of all consideration other than Reporting Stock received by holders of Common Stock comprising the Exchange Property in the relevant Repurchase Reorganization and (y) the denominator of which is the sum of (a) the aggregate Fair Market Value of the Reporting Stock (if any) received as consideration by holders of Common Stock comprising the Exchange Property in the relevant Repurchase Reorganization and (b) the aggregate Fair Market Value of all consideration other than Reporting Stock received by holders of Common Stock comprising the Exchange Property in the relevant Repurchase Reorganization.

“Board of Directors” means the board of directors of the Company.

“Business Day” shall have the meaning ascribed to it in the Warrant Agreement.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests in such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the Company’s Class A Common Stock, $0.01 par value per share, subject to Section 13(G).

“Company” means Arch Coal, Inc., a Delaware corporation.

“Confirmation Order” means the Order Confirming Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Arch Coal, Inc., et al., Chapter 11 Case No. 16-40120-705 dated as of September 13, 2016.

“Continuing Reorganization” means (x) any Reorganization that is consummated on or after October 5, 2021, (y) any Reorganization that is consummated prior to October 5, 2021 in which Reporting Stock accounts for 90% or more of the Fair Market Value of the relevant Exchange Property or (z) for any Warrant, any Elective Reorganization in respect of which the relevant Warrantholder elects (or is deemed to have elected) for such Warrant to be subject to Section 13(G).

“Custodian” shall have the meaning ascribed to it in the Warrant Agreement.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Determination Date” means, in respect of any exercise of Warrants, the relevant Exercise Date for such exercise.

“Elective Reorganization” means any Reorganization that is consummated prior to October 5, 2021 in which Reporting Stock accounts for less than 90% of the Fair Market Value of the relevant Exchange Property.

“Exchange” means the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Property” means, with respect to any Reorganization, the cash, securities or other property that the Common Stock is converted into, is exchanged for or becomes the right to receive, in each case, in such Reorganization.

“Exercise Date” shall have the meaning ascribed to it in Section 3.

“Exercise Notice” means a notice in the form attached hereto as Annex B delivered by the Warrantholder to the Warrant Agent in accordance with Section 6.03 of the Warrant Agreement to exercise the Warrant.

“Exercise Period” shall have the meaning ascribed to it in Section 3.

“Exercise Price” means $57.00 per Share subject to any adjustment or adjustments in accordance with Section 13.

“Expiration Time” shall have the meaning ascribed to it in Section 3.

“Fair Market Value” means:

(i)            in the case of shares of stock that are listed on a Principal Exchange on the day as of which Fair Market Value is being determined, the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems for such determination date, as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page for such shares in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such determination date (or, if such volume-weighted average price is unavailable, the Fair Market Value of such shares as determined pursuant to clause (ii) below); provided that, with respect to any determination of Fair Market Value pursuant to this clause (i), the Company, in its good faith determination, shall make appropriate adjustments to such daily volume-weighted average price to account for any adjustments to the Exercise Price and Warrant Share Number that become effective, or any event requiring any adjustments to the Exercise Price and Warrant Share Number where the ex-date, record date, effective date, expiration date or issuance date, as the case may be, of the event occurs, on such determination date;

(ii)           in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be determined by the Valuation Bank, using one or more valuation methods that the Valuation Bank in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors;

(iii)          in the case of cash, the amount thereof; and

(iv)          in the case of other property, the Fair Market Value of such property shall be determined by the Valuation Bank, using one or more valuation methods that the Valuation Bank in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

“Global Warrant” means a Warrant Certificate in global form that is deposited with the Depositary or with the Custodian.

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any day on which the Exchange is open for trading for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Payment Amount” means (I) prior to the first anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet), $23.50, (II) on or after the first anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet) and prior to the second anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet), $20.89, (III) on or after the second anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet) and prior to the third anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet), $18.28 and (IV) on or after the third anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet) and prior to the fifth anniversary of the Plan Effective Date (as such term is defined in the Plan Term Sheet), $15.67.

“Net Settlement” shall have the meaning ascribed to it in Section 4(A).

“New Warrants” shall have the meaning ascribed to it in Section 13(H).

“Person” shall have the meaning ascribed to it in the Warrant Agreement.

“Physical Settlement” shall have the meaning ascribed to it in Section 4(A).

“Plan Term Sheet” means the “Plan Term Sheet,” In re: Arch Coal, Inc., et al., Case No. 16-40120, agreed to by (i) Arch Coal Inc. and its subsidiaries that are debtors in the relevant chapter 11 proceedings, (ii) holders of more than 66 2/3% of the outstanding principal amount of loans under the credit facility under the Credit Agreement dated as of June 14, 2011, as amended, restated, supplemented or otherwise modified from time to time, among Arch Coal Inc., Wilmington Trust, N.A., as successor administrative agent, the lenders, and the other agents and parties thereto, and (iii) the official committee of unsecured creditors appointed in the relevant chapter 11 cases and certain of its members in their individual capacities.

“Principal Exchange” means each of The New York Stock Exchange, The NASDAQ Global Market and The NASDAQ Global Select Market (or any of their respective successors).

“Registry” shall have the meaning ascribed to it in the Warrant Agreement.

“Reorganization” means any consolidation, merger, statutory share exchange, business combination or similar transaction with a third party, any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries, or any recapitalization, reclassification or transaction that results in a change of the Common Stock (other than as described in Section 13(A)), in each case, in which the Common Stock is converted into, is exchanged for or becomes the right to receive cash, securities or other property.

“Reporting Stock” means common stock listed on a U.S. national or regional securities exchange or common stock of a company that provides publicly available financial reporting, and holds management calls regarding the same, in each case, no less than quarterly.

“Repurchase Reorganization” means, for any Warrant, any Elective Reorganization in respect of which the relevant Warrantholder elects for such Warrant to be subject to Section 13(H).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Settlement Date” shall have the meaning ascribed to it in Section 5.

“Shares” shall have the meaning ascribed to it in Section 2.

“Spin-Off” shall have the meaning ascribed to it in Section 13(D).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Stock occurs on the Exchange; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

“Unit of Exchange Property” means, with respect to any Reorganization, the type and amount of Exchange Property that the holder of one share of Common Stock is entitled to receive in such Reorganization.

“Valuation Bank” means an independent, nationally recognized investment bank reasonably selected by the Company.

“Valuation Period” shall have the meaning ascribed to it in Section 13(D).

“Warrant” means a right to acquire a number of shares of Common Stock calculated pursuant to Section 4, which is designated as a Series A Warrant.  References herein to “Warrant” shall include the Global Warrant where the context requires.  For the avoidance of doubt, “Warrant” does not include any other warrants.

“Warrant Agent” shall have the meaning ascribed to it in Section 18.

“Warrant Agreement” shall have the meaning ascribed to it in Section 18.

“Warrant Certificate” means a registered certificate evidencing Warrants.

“Warrantholder” means a registered owner of Warrants as set forth in the Registry.

“Warrant Share Number” means one, as subsequently adjusted from time to time pursuant to the terms of this Warrant Certificate and the Warrant Agreement.

2.             Number of Shares; Exercise Price.  This certifies that, for value received, [Cede & Co.]1[         ]2, and any of its registered assigns, is the registered owner of [the number of Warrants set forth on Annex A hereto]3[         Warrants]4, each of which entitles the Warrantholder, upon exercise thereof pursuant to Section 3, to acquire from the Company a number of fully paid and nonassessable shares of Common Stock (each a “Share” and collectively the “Shares”) calculated pursuant to Section 4.  The Warrant Share Number and the Exercise Price are subject to adjustment as provided herein, and unless otherwise specified, all references to “Warrant Share Number” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.             Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, each Warrant is exercisable by the relevant Warrantholder, at any time or from time to time during the Exercise Period by (i) the surrender of such Warrant to the Warrant Agent and the delivery to the Warrant Agent of the Exercise Notice annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 21), together with payment for transfer taxes as set forth in Section 8 and (ii) if such Warrantholder validly elects Physical Settlement in accordance with Section 4(A), paying to the Company the applicable Exercise Price. The “Exercise Period” shall commence upon the execution and delivery of this Warrant Certificate by the Company on the date hereof and shall continue up to, and including, the Expiration Time.  The “Expiration Time” shall be 5:00 p.m. New York City time on the seventh anniversary of the date of execution and delivery of this Warrant Certificate or, if such day is not a Business Day, the next succeeding day that is a Business Day.  The “Exercise Date” shall be the date on which a Warrantholder surrenders the Warrant and delivers an Exercise Notice in conformity with this Section 3 and, if applicable, pays the Exercise Price in conformity with this Section 3 (unless such surrender, delivery and payment (if applicable) occur after 5:00 p.m. New York City time on a Business Day or on a date that is not a Business Day, in which event the Exercise Date shall be the next following Business Day).  In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements of this Section 3 through the relevant Agent Members in accordance with the procedures of the Depositary.

In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Annex A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised.  The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian.  In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, and in any event not exceeding five Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant less the number of Warrants then exercised.

1                                           Include for Global Warrant.

2                                           Include for Definitive Warrant.

3                                           Include for Global Warrant.

4                                          Include for Definitive Warrant.

If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt thereof from the Warrantholder or the Depositary, as applicable.

Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

A Warrantholder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant Certificate as of the close of business on the relevant Determination Date upon the exercise of the Warrants in accordance with this Section 3 and Section 5 below.

The Exercise Price in connection with any Physical Settlement of a Warrant may be paid either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company or, in respect of a Global Warrant, otherwise in accordance with the applicable procedures of the Depositary.

4.             Settlement.

(A)          Notwithstanding any provisions herein to the contrary, a Warrantholder that elects to exercise a Warrant shall elect to either (i) pay the applicable Exercise Price in respect of such Warrant to the Company (“Physical Settlement”) or (ii) net settle such Warrant in accordance with Section 4(C) in lieu of paying the Exercise Price (“Net Settlement”), by marking the applicable box in the relevant Exercise Notice or, in respect of a Global Warrant, otherwise in accordance with the applicable procedures of the Depositary.

(B)          In the event that a Warrantholder validly elects Physical Settlement in respect of any exercise of any Warrants evidenced by this Warrant Certificate in accordance with Sections 3 and 4(A) hereof, the Warrantholder shall receive, and the Company shall issue to such Warrantholder in accordance with Section 5 below, a number of Shares for each Warrant so exercised equal to the Warrant Share Number (as of the Determination Date).

(C)          In the event that Net Settlement applies in respect of any exercise of any Warrants evidenced by this Warrant Certificate in accordance with Sections 3 and 4(A) hereof, the Warrantholder shall receive, and the Company shall issue to such Warrantholder in accordance with Section 5 below, a number of Shares for each Warrant so exercised equal to the greater of (x) zero and (y) “X” as determined pursuant to the following formula:

X =	Y x	(A – B)
A

Where:

Y = the Warrant Share Number (as of the Determination Date);

A = the Fair Market Value of one share of the Common Stock (as of the Determination Date); and

B = the Exercise Price (as of the Determination Date).

The Company shall make all calculations under this Section 4, and the Warrant Agent shall have no duty or obligation to verify or confirm the Company’s calculations.

5.             Issuance of Shares; Authorization; Listing.  Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (A) if the Shares are delivered through the facilities of the Depositary, via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Exercise Notice.  The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system.  The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, and in any event on or prior to the fourth Business Day after the applicable Determination Date (such date of delivery, the “Settlement Date”).

The Company hereby represents, warrants and covenants that any Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Sections 3, 4 and 5 will be duly and validly authorized and issued, fully paid and nonassessable and free from all liens and charges (other than liens or charges created by a Warrantholder).  The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder for all purposes as of the close of business on the applicable Determination Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate Warrant Share Number for all Warrants evidenced by this Warrant Certificate.  The Company will procure, at its sole expense, the listing of the Shares issuable upon exercise of the Warrants evidenced by this Warrant Certificate, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded.  The Company will use its reasonable best efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement applicable to the Company of any securities exchange on which the Shares are listed or traded.

6.             No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Warrants evidenced by this Warrant Certificate.  In lieu of any fractional Share to which a Warrantholder would otherwise be entitled upon an exercise of Warrants, such Warrantholder shall be entitled to receive a cash payment equal to the value of such fractional Share based on the Fair Market Value of the Common Stock as of the applicable Determination Date. The number of full Shares that shall be issuable upon an exercise of Warrants by a Warrantholder at any time shall be computed on the basis of the aggregate number of Shares which may be issuable pursuant to the Warrants being exercised by that Warrantholder at that time.  The beneficial owners of the Warrants and the Warrantholder, by their acceptance hereof, expressly agree to receive cash in lieu of any fractional Share in accordance with this Section 6 and hereby waive their right to receive a physical certificate representing such fractional Share upon exercise of any Warrant.

Whenever a payment for fractional Shares is to be made by the Warrant Agent under any section of this Warrant Certificate or the Warrant Agreement, the Company shall (i) provide to the Warrant Agent in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments.

7.             No Rights as Stockholders; Transfer Books.  Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Warrants to any voting rights or other rights as a stockholder of the Company prior to the applicable Determination Date.  The Company will at no time close its transfer books against transfer of the Warrants in any manner that interferes with the timely transfer and exercise of the Warrants.

8.             Charges, Taxes and Expenses.  Issuance of Shares in certificated or book-entry form to a Warrantholder upon the exercise of Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any documentary, stamp or similar issue or transfer taxes (other than any such taxes due because the Warrantholder requests such Shares to be issued in a name other than the Warrantholder’s name) or other incidental expense in respect of the issuance of such Shares, all of which such taxes, if any, and expenses shall be paid by the Company.  The Warrantholder shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because the Warrantholder requests Shares to be issued in a name other than the Warrantholder’s name, and the Company may refuse to deliver any such Shares until it receives a sum sufficient to pay such taxes.

9.             Transfer/Assignment.  Subject to compliance with applicable securities laws and the requirements set forth in the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3.  All expenses and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificate pursuant to this Section 9 shall be paid by the Company, except the Warrantholder of the old Warrant Certificate surrendered for transfer shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer tax due because the name of the Warrantholder of the new Warrant Certificate issued upon such transfer is different from the name of the Warrantholder of the old Warrant Certificate surrendered for transfer.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (a) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under this Warrant Certificate with respect to the Global Warrant held on their behalf by the Depositary or the Custodian, and (b) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein.  Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members.  Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant.  Except as otherwise may be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary.  Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant or the Warrant Agreement.

10.          Exchange of Warrants.  This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants.

11.          Compliance with Law.  The Warrants are issued in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by section 1145 of the Bankruptcy Code.  To the extent the Company determines that the exemption from registration provided under section 1145 of the Bankruptcy Code is not available with respect to any issuance or transfer of Warrants, the Warrant Certificates representing such Warrants may be stamped or otherwise imprinted with a legend, and the Registry may include a restrictive notation with respect to such Warrants, in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

Any legend or restrictive notation referenced in this Section 11 shall be removed from the Warrant Certificates or Registry at any time after the restrictions described in such legend or restrictive notation cease to be applicable; provided that the Company may request from any Warrantholder opinions, certificates or other evidence that such restrictions have ceased to be applicable before removing such legend or restrictive notation.

12.          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

13.          Adjustments and Other Rights.  The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 13; provided that no single event shall give rise to an adjustment under more than one subsection of this Section 13 (other than in the case of a dividend or other distribution of different types of property, in which case Section 13(A), 13(B), 13(C) or 13(D) shall apply to the appropriate parts of each such dividend or distribution); provided further that any issuance of Common Stock upon exercise of the Warrants shall not itself give rise to any adjustment under this Section 13.

(A)          Adjustments upon Certain Transactions.  The Exercise Price and Warrant Share Number shall be adjusted pursuant to the formulas below in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares.  Such adjustments shall become effective (x) in the case of clause (i) above, at the open of business on the ex-date for such dividend or distribution or (y) in the case of clause (ii) or (iii) above, at the open of business on the effective date of such event. In the event that a dividend or distribution described in clause (i) above is not so paid or made, the Exercise Price and the Warrant Share Number shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the Warrant Share Number that would be in effect if such dividend or distribution had not been declared.

Ua =	Ub x	Oa
Ob

Pa =	Pb x	Ob
Oa

Where:

Ub = Warrant Share Number before the adjustment

Ua = Warrant Share Number after the adjustment

Pb = Exercise Price before the adjustment

Pa = Exercise Price after the adjustment

Ob = Number of shares of Common Stock outstanding immediately before the transaction in question

Oa = Number of shares of Common Stock outstanding immediately after the transaction in question

(B)          Certain Rights, Options and Warrants.  The Exercise Price and Warrant Share Number shall be adjusted pursuant to the formulas below in the event the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Fair Market Values of one share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such issuance; provided that the Exercise Price shall not be increased (and Warrant Share Number shall not be decreased) as a result of this Section 13(B).  Such adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective at the open of business on the ex-date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exercise Price and the Warrant Share Number shall be readjusted to be the Exercise Price and the Warrant Share Number that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights, options or warrants are not so issued, the Exercise Price and the Warrant Share Number shall be readjusted to be the Exercise Price and the Warrant Share Number that would then be in effect if such ex-date had not occurred.  For purposes of this Section 13(B), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Fair Market Values of one share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account the Fair Market Value of any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof.

Ua =	Ub x	Ob + X
Ob + Y

Pa =	Pb x	Ob + Y
Ob + X

Where:

Ub = Warrant Share Number before the adjustment

Ua = Warrant Share Number after the adjustment

Pb = Exercise Price before the adjustment

Pa = Exercise Price after the adjustment

Ob = Number of shares of Common Stock outstanding immediately before the transaction in question

X = Number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = Number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Fair Market Values of one share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of the issuance of such rights, options or warrants

(C)          Certain Dividends and Distributions.  If the Company dividends or distributes shares of securities, evidences of indebtedness, assets, cash, rights, options or warrants (other than (i) dividends, distributions or issuances for which an adjustment is made pursuant to Section 13(A) or

Section 13(B) and (ii) Spin-Offs as to which the provisions of Section 13(D) below shall apply) to all or substantially all holders of the Common Stock, the Exercise Price and Warrant Share Number shall be adjusted pursuant to the formulas below.  Such adjustments shall become effective at the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Exercise Price and the Warrant Share Number shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the Warrant Share Number that would be in effect if such dividend or distribution had not been declared.

Ua =	Ub x	M
M-D

Pa =	Pb x	M-D
M

Where:

Ub = Warrant Share Number before the adjustment

Ua = Warrant Share Number after the adjustment

Pb = Exercise Price before the adjustment

Pa = Exercise Price after the adjustment

M = Average of the Fair Market Values of one share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such dividend or distribution

D = Fair Market Value of such dividend or distribution made per share of Common Stock as of the ex-date; provided that if such Fair Market Value is determined by reference to the actual or when-issued trading market for any securities, such determination shall consider the prices in such market over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such ex-date

(D)          Spin-Offs.  If the Company pays a dividend or makes any other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exercise Price and Warrant Share Number shall be adjusted pursuant to the formulas below.  Such adjustments shall become effective at the close of business on the last Trading Day of the 10 consecutive Trading Day period beginning on, and including, the ex-date for such Spin-Off (the “Valuation Period”).

Ua =	Ub x	D + M
M

Pa =	Pb x	M
D + M

Where:

Ub = Warrant Share Number before the adjustment

Ua = Warrant Share Number after the adjustment

Pb = Exercise Price before the adjustment

Pa = Exercise Price after the adjustment

M = Average of the Fair Market Values of one share of Common Stock over the Valuation Period

D = Average of the Fair Market Values of such Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the Valuation Period

If the Determination Date for any exercise of Warrants occurs during the Valuation Period, the reference in the definition of “Valuation Period” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-date for such Spin-Off and such Determination Date in determining the Exercise Price and Warrant Share Number.

(E)           Tender and Exchange Offers.  If a publicly-announced tender or exchange offer made by the Company or any of its Subsidiaries for the Common Stock (other than a Reorganization) shall be consummated, to the extent that the cash and Fair Market Value of any other consideration included in the payment per share of Common Stock exceeds the average of the Fair Market Values of one share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the tenth Trading Day immediately following the date on which such tender or exchange offer is consummated, then the Exercise Price and the Warrant Share Number shall be adjusted pursuant to the formulas below; provided that the Exercise Price shall not be increased (and Warrant Share Number shall not be decreased) as a result of this Section 13(E).  Such adjustments shall be determined at the close of business on the tenth Trading Day immediately following the date on which such tender or exchange offer is consummated, but shall become effective as of the date on which such tender or exchange offer expires.

Ua =	Ub x	(Oa x M) + E
Ob x M

Pa =	Pb x	Ob x M
(Oa x M) + E

Where:

Ub = Warrant Share Number before the adjustment

Ua = Warrant Share Number after the adjustment

Pb = Exercise Price before the adjustment

Pa = Exercise Price after the adjustment

M = Average of the Fair Market Values of one share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the tenth Trading Day immediately following the date on which such tender or exchange offer is consummated

E = Aggregate Fair Market Value of all cash and any other consideration paid or payable for shares of Common Stock in such tender or exchange offer

Ob = Number of shares of Common Stock outstanding immediately before giving effect to such tender or exchange offer

Oa = Number of shares of Common Stock outstanding immediately after giving effect to such tender or exchange offer

If the Determination Date for any exercise of Warrants occurs on or after the date on which such tender or exchange offer expires and prior to the tenth Trading Day immediately following the date on which such tender or exchange offer is consummated, references in this Section 13(E) to “tenth Trading Day immediately following the date on which such tender or exchange offer is consummated” shall be deemed replaced by references to such Determination Date and references in this Section 13(E) to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date on which such tender or exchange offer is consummated and such Determination Date, in each case, in determining the Exercise Price and Warrant Share Number.

(F)           Elective Reorganizations.  On or prior to the fifth Business Day immediately following the occurrence of any Elective Reorganization, the Company shall notify each Warrantholder and the Warrant Agent of such occurrence and the related Black-Scholes Payment payable per Warrant pursuant to Section 13(H).  Upon the occurrence of any Elective Reorganization, each Warrantholder shall have the right, on or prior to the tenth Business Day immediately following such occurrence, to elect for such Elective Reorganization to be (x) deemed to be and treated as a Continuing Reorganization, in which case, in connection with such Elective Reorganization, the Warrants held by such Warrantholder shall be governed by Section 13(G) or (y) deemed to be and treated as a Repurchase Reorganization, in which case, in connection with such Elective Reorganization, the Warrants held by such Warrantholder shall be governed by Section 13(H).  If any Warrantholder has not made the election described in the immediately preceding sentence or any Warrantholder exercises its Warrants, in each case, on or prior to the tenth Business Day immediately following the occurrence of any Elective Reorganization, such Warrantholder shall be deemed to have elected for such Elective Reorganization to be deemed to be and treated as a Continuing Reorganization.

In the case of any Reorganization that is consummated prior to October 5, 2021 in which holders of Common Stock may make an election as between different types of Exchange Property, for purposes of determining whether such Reorganization is an Elective Reorganization, the Exchange Property shall be deemed to be comprised of (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if less than 5% of the holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock.

(G)          Continuing Reorganizations.  In the case of any Continuing Reorganization, then, following the effective time of such Continuing Reorganization, a Warrantholder’s right to receive Shares upon exercise of the Warrants evidenced by this Warrant Certificate shall be converted into the right to exercise such Warrants to acquire, with respect to each Share that would have otherwise been deliverable hereunder, one Unit of Exchange Property; provided that if the Exchange Property consists solely of cash, upon the consummation of such Continuing Reorganization, each Warrantholder shall receive, and the Company shall deliver to such Warrantholder, in respect of each Warrant such Warrantholder holds, at the same time and upon the same terms as holders of Common Stock receive the cash in exchange for their shares of Common Stock, an amount of cash equal to the greater of (i) (x) the amount of cash that such Warrantholder would have received if such Warrantholder owned, as of the record date for such Continuing Reorganization, a number of shares of Common Stock equal to the Warrant Share Number in effect on such record date, minus (y) the Exercise Price in effect on such record date multiplied by the Warrant Share Number in effect on such record date and (ii) $0, and upon the Company’s delivery of such cash (if any) in respect of such Warrant, such Warrant shall be deemed to have been exercised in full and canceled. With respect to any exercise of Warrants following the effective time of such Continuing Reorganization, the number of Units of Exchange Property issuable upon exercise of a Warrant shall be calculated pursuant to Section 4; provided that, with respect to each Determination Date following such Continuing Reorganization, each reference in Section 4 to a “Share” or a “share of Common Stock” shall be deemed to refer to a Unit of Exchange Property.

In the case of any Continuing Reorganization in which holders of Common Stock may make an election as between different types of Exchange Property, a Warrantholder shall be deemed to have elected to receive upon exercise of the Warrants (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if less than 5% of the holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock.  The Company shall not consummate any Continuing Reorganization unless the Company first shall have made appropriate provision to ensure that applicable provisions of this Warrant Certificate (including, without limitation, the applicable provisions of this Section 13) shall immediately after giving effect to such Continuing Reorganization be assumed by and binding on the other party to such Continuing Reorganization (or the surviving entity, successor, parent company and/or issuer of the Exchange Property, as appropriate) and applicable to any Exchange Property deliverable upon the exercise of Warrants, pursuant to a customary assumption agreement.  Any such assumption agreement shall also include any amendments to this Warrant Certificate necessary to effect the changes to the terms of the Warrants described in this Section 13(G) and preserve the intent of the provisions of this Warrant Certificate (including, without limitation, the adjustment provisions in this Section 13).  The provisions of this Section 13(G) shall similarly apply to successive Continuing Reorganizations.

The Company shall notify the Warrant Agent of any proposed Reorganization reasonably prior to the consummation thereof so as to provide the Warrantholders with a reasonable opportunity to confirm compliance with the terms hereof and, if they elect, to exercise the Warrants in accordance with the terms and conditions hereof prior to consummation of such Reorganization, and the Company shall cause such notice to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 21 hereof; provided that in the case of a transaction which requires notice to be given to the holders of the Common Stock, the Warrant Agent and the

Warrantholders and holders of a beneficial interest in a Global Warrant shall be provided the same notice given to the holders of the Common Stock.

(H)          Repurchase Reorganizations. On or prior to the fifteenth Business Day immediately following the occurrence of any Repurchase Reorganization, the Company shall, upon delivery of the related Warrant Certificate to the Company (x) pay each applicable Warrantholder an amount of cash per Warrant equal to the Black Scholes Payment and (y) to the extent any portion of Exchange Property in respect of such Repurchase Reorganization is comprised of Reporting Stock, exchange such Warrants for new warrants and related warrant certificates (the “New Warrants”) with terms consistent with the terms set forth in this Warrant Certificate and issued under a warrant agreement with terms consistent with the Warrant Agreement, as if Section 13(G) applied to such Warrants; provided that (1) each New Warrant shall relate to a number (which, for the avoidance of doubt, may be less than one) of shares of Reporting Stock that a holder of one share of Common Stock received in the relevant Repurchase Reorganization, multiplied by the Warrant Share Number and (2) the “Exercise Price” of the New Warrants shall be equal to the Exercise Price of the Warrants evidenced by this Warrant Certificate, multiplied by one minus the Black Scholes Proportion.  For the avoidance of doubt, following the occurrence of any Repurchase Reorganization, each applicable Warrantholder shall not be entitled to any payment or delivery, or other rights, with respects to its Warrants, other than as set forth in the immediately preceding sentence.  No Warrants to which this Section 13(H) applies may be exercised during the period beginning on the date that the relevant Warrantholder elects for the relevant Elective Reorganization to be deemed to be and treated as a Repurchase Reorganization and ending on, and including, the fifteenth Business Day immediately following the occurrence of such Elective Reorganization (or, if later, the date on which such Warrantholder delivers the related Warrant Certificate to the Company).

The provisions of Section 13(G) above and this Section 13(H) are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements of Section 13(G) above or this Section 13(H), the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder shall supersede.

(I)            Record Owners.  Notwithstanding this Section 13 or any other provision of this Warrant Certificate or the Warrant Agreement, if an adjustment to the Warrant Share Number and the Exercise Price becomes effective on the ex-date for any dividend, distribution or other event, and a Warrantholder that has exercised its Warrants on or after such ex-date and on or prior to the related record date would be treated as the record owner of the shares of Common Stock due upon exercise as of the related Exercise Date as described in Section 3 based on an adjusted Warrant Share Number and Exercise Price for the dividend or distribution corresponding to such ex-date, then, notwithstanding the Warrant Share Number and Exercise Price adjustment provisions in this Section 13, the Warrant Share Number and Exercise Price adjustment relating to the dividend or distribution corresponding to such ex-date shall not be made for such exercising Warrantholder. Instead, such Warrantholder shall be treated as if such Warrantholder were the record owner of the shares of Common Stock without giving effect to the adjustment in question and participate in the related dividend, distribution or other event giving rise to such adjustment.

(J)            Certain Other Events.   The Company may make decreases in the Exercise Price and/or increases in the Number of Warrants as the Board of Directors deems advisable in good faith in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(K)          Shareholder Rights Plans.  If the Company has a shareholder rights plan in effect upon any exercise of Warrants, each share of Common Stock issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise of Warrants, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Exercise Price and Warrant Share Number shall be adjusted at the time of separation as if the Company made a distribution of the type for which an adjustment is made pursuant to Section 13(C), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(L)           Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Share Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more, or upon exercise of a Warrant if it shall earlier occur.

(M)         Notice of Adjustment.  Whenever the Warrant Share Number, the number of shares of stock or property other than Common Stock issuable upon the exercise of the Warrants or the Exercise Price is adjusted, or the type of securities or property to be delivered upon exercise of the Warrants is changed, as herein provided, the Company shall deliver to the Warrant Agent a notice of such adjustment or adjustments and shall deliver to the Warrant Agent a statement setting forth the Warrant Share Number, the number and type of shares of stock or property other than Common Stock issuable upon the exercise of a Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made, and the Company shall cause such notice and statement to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 21 hereof.  Any failure by the Company to deliver such notice or statement shall not affect the validity of the relevant adjustments.

(N)          Notice of Action.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 21 hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(O)          Adjustment Rules.  If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below $0.01 then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to $0.01 and not lower.

(P)           Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Global Market, NASDAQ Global Select Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Warrant pursuant to Section 4, after giving effect to the adjustment that would be made under this Section 13.

14.          Notice of Dividends and Distributions.  At any time when the Company declares any dividend or other distribution on the Common Stock and the Common Stock is not listed on a national securities exchange, it shall give notice to the Warrant Agent of any such declaration not less than 15 days prior to the related record date for payment of the dividend or distribution so declared and shall cause such notice to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 21 hereof.

15.          No Impairment.  The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders.

16.          Governing Law.  This Warrant Certificate and the Warrants evidenced hereby will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

17.          Binding Effect; Countersignature by Warrant Agent.  This Warrant Certificate shall be binding upon any successors or assigns of the Company.  This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent (as defined below) or its agent as provided in the Warrant Agreement (as defined below) countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

18.          Warrant Agreement; Amendments.  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of October 5, 2016 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Warrantholders consent by acceptance hereof.  The Warrant Agreement is hereby incorporated herein by reference and made a part hereof.  Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Warrants.  A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders upon written request to the Warrant Agent at the address of the Warrant Agent (or successor warrant agent) set forth in the Warrant Agreement.  The Warrant Agreement and this Warrant Certificate may be amended and supplemented and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement or this Warrant Certificate.

19.          Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholders to an adjustment of the Exercise Price if the aggregate Warrant Share Number after such action for the Warrants evidenced by this Warrant Certificate, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of, or underlying, all outstanding options, warrants, conversion and other rights (without duplication), would exceed the total number of shares of Common Stock then authorized by its Charter.

20.          Reports to Warrantholders. In the event that the shares of Common Stock underlying the Warrants are deregistered or become otherwise not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide to the Warrantholders, on a continuous basis for so long as any Warrants remain outstanding, any and all quarterly and annual financial and other information with respect to the Company and its Subsidiaries as is provided to the holders of the Common Stock, in each case, in the form in which such information is so provided to the holders of the Common Stock (which may include, without limitation, posting such information to the Company’s public website or a password-protected website created by the Company for such purpose).

21.          Notices.  Any notice or communication mailed to the Warrantholders shall be mailed to each Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed.  Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary.  Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer.  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:  [          ]

ARCH COAL, INC.

By:
Name:
Title:

Countersigned by:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Authorized Signatory

[SIGNATURE PAGE TO WARRANT CERTIFICATE]

ANNEX A

[Annex A to Global Warrant]5

The initial number of Warrants represented by this Global Warrant is [        ].

The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant:

Date of Exercise/ Cancellation/ Exchange of Warrants	Number of Warrants Exercised/ Canceled/ Exchanged	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange	Notation Made by Warrant Agent/Custodian

5              Include for Global Warrant.

A-A-1

ANNEX B

FORM OF EXERCISE NOTICE

(TO BE EXECUTED ONLY UPON EXERCISE OF SERIES A WARRANTS)

DATE:           , 20

TO:	American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: Corporate Actions

RE:	Election to Purchase Common Stock

The undersigned registered holder of [                    ] Series A Warrants irrevocably elects to exercise the number of Series A Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Series A Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Series A Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Series A Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Series A Warrants:

Warrantholder:
By:
Name:
Title:

Settlement:	☐ Physical Settlement and payment of $ by wire transfer of immediately available funds

☐ Physical Settlement and payment of $ by certified or official bank or bank cashier’s check

☐ Net Settlement

Signature guaranteed by*:

* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level reasonably acceptable to the Company’s transfer agent.

A-B-1

Securities and/or check to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Series A Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

A-B-2

ANNEX C

Form of Assignment

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Series A Warrants constituting a part of the Series A Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Series A Warrants set forth below and does irrevocably constitute and appoint [           ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by*:

* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level reasonably acceptable to the Company’s transfer agent.

A-C-1